United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 24, 2012

OXiGENE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21990	13-3679168
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Gateway Boulevard, Suite 210, South San Francisco, CA 94080

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 635-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2012 annual meeting of the stockholders of OXiGENE, Inc. (the “Company”) was held on May 24, 2012 at the Company’s offices in South San Francisco, California. Of the 16,194,958 shares of the Company’s common stock entitled to vote at the meeting, 10,131,279 shares were represented at the meeting in person or by proxy, constituting a quorum. The voting results are presented below.

1. The Company’s stockholders elected five members to the Board of Directors to hold office until the 2013 annual meeting of stockholders and until their successors are duly elected and qualified. The votes regarding the election of directors were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Tamar D. Howson	1,163,788	151,441	8,816,050
Peter J. Langecker	1,162,676	152,553	8,816,050
Gerald McMahon	1,162,303	152,926	8,816,050
William D. Schwieterman	1,169,963	145,266	8,816,050
Alastair J.J. Wood	1,157,850	157,379	8,816,050

2. Approval of an amendment to the OXiGENE, Inc. 2005 Stock Plan, as amended.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
1,060,251	241,925	13,053	8,816,050

3. Approval of an amendment to the Company’s Restated Certificate of Incorporation to decrease the number of shares of the Company’s authorized shares of common stock, $0.01 par value per share, from 300,000,000 to 100,000,000.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
8,778,511	1,051,492	301,276	0

4. Approval of proposed issuances of up to 34 million shares of the Company’s common stock pursuant to the Purchase Agreement, dated as of November 28, 2011, with Lincoln Park Capital Fund, LLC.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
993,506	304,680	17,043	8,816,050

5. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
9,714,461	141,703	275,115	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXiGENE, Inc.

Date: May 29, 2012	/s/ PETER J. LANGECKER
By: Peter J. Langecker Chief Executive Officer